                                                                    Exhibit 99

                   WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                       FORM 10 - QSB SEPTEMBER 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 1998:

Net income                                                            $200,000
Add:     Depreciation and amortization charged to income not
         affecting cash available for distribution                      20,000
         Minimum lease payments received, net of interest
         income earned, on leases accounted for under the
         financing method                                               70,000
         Cash from reserves                                              3,000
                                                                      --------

         Cash Available for Distribution                              $293,000
                                                                      ========
         Distributions allocated to General Partners                  $   --
                                                                      ========
         Distributions allocated to Limited Partners                  $293,000
                                                                      ========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1998:

  Entity Receiving                            Form of
    Compensation                            Compensation                          Amount
-------------------------    ----------------------------------------------    -------------
Winthrop
Management LLC                Property Management Fees                          $    5,000

General Partners              Interest in Cash Available for Distribution       $        -

WFC Realty Co., Inc.
(Initial Limited Partner)     Interest in Cash Available for Distribution       $    1,346

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